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                                                                   EXHIBIT 10.34


                              NON-COMPETE AGREEMENT

      THIS AGREEMENT (this "Agreement"), dated as of the 7th day of August, 2000, is between HITACHI MAXELL, LTD., a Japanese corporation with its principal place of business at 2-12-24, Shibuya, Shibuya-Ku, Tokyo, 150-8321, Japan ("Seller"), and WILSON GREATBATCH TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 10,000 Wehrle Drive, Clarence, New York 14031 ("WGL").


                                    RECITALS:

      WHEREAS, Seller is the sole shareholder of Battery Engineering, Inc., a Massachusetts corporation ("BEI"); and

      WHEREAS, Seller, WGL and BEI are parties to a certain Stock Purchase Agreement, dated as of July 31, 2000 (the "Purchase Agreement"), pursuant to which WGL is purchasing all of the issued and outstanding shares of stock of BEI from Seller; and

      WHEREAS, BEI is engaged in the business of the design, manufacture and sale of batteries for certain commercial applications (the "Business") and WGL intends to operate the Business of BEI on and after the closing of the transactions contemplated by the Purchase Agreement; and

      WHEREAS, during the course of many years, Seller has had access to, and has gained knowledge with respect to, the Business of BEI; and

      WHEREAS, as a condition to closing the Purchase Agreement, WGL has required Seller to agree not to compete with WGL or BEI.

      NOW, THEREFORE, Seller and WGL agree as follows:

      1.    NON-COMPETITION.

            1.1 For the period beginning on the date of this Agreement and ending two (2) years thereafter (the "Covenant Period"), Seller agrees that it will not:

                (a) directly or indirectly, for its own account or as an agent, employee, officer, director, trustee, consultant or member, partner, shareholder or other equity holder of any person or entity (other than as an owner of 1% or less of any class of publicly traded securities) or member of any firm or otherwise, anywhere in the United States, (A) sell or distribute or attempt to sell, distribute or market any product that uses oxyhalide technology, carbon monofluoride chemistry or rechargeable sulfur dioxide


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(collectively, "Restricted Products") provided, however, that Restricted
Products shall not include any products that use thionyl chloride technology where the upper temperature performance of such products does not exceed 99(degree)C, or (B) call on or solicit business for any Restricted Products from any current customer of BEI or any customer who has purchased products or services from BEI within six (6) months prior to the date of this Agreement; or

                (b) employ or solicit the employment of (x) any person who was employed by WGL on the date of this Agreement or within six (6) months prior to such date or (y) any person who was employed by BEI on the date of this Agreement or within six (6) months prior to such date.

            1.2 The restrictions in Section 1.1(a) above shall not apply to: (i) any product that, as of the effective date of this Stockholders Agreement, Seller manufactures or distributes or is currently in the process of developing for manufacture and distribution; or (ii) any customer of Seller or any individual or entity with which Hitachi Maxell was, as of the effective date of this Agreement, negotiating a business relationship.

            1.3 Seller acknowledges and agrees that the restrictions in this
Section 1 are reasonable, legitimate and fair to Seller in light of the WGL's purchase of the shares of BEI from Seller pursuant to the Purchase Agreement.

            1.4 The Seller agrees that the consideration it has received pursuant to the Purchase Agreement is full and adequate compensation for its covenant in this Section 1.

      2.    CONFIDENTIAL INFORMATION.

                (a) Seller has had access to, and has gained knowledge with respect to, all aspects of the Business, and BEI's trade secrets, financial results and information, processes and techniques, methods of doing businesses and information concerning customers and suppliers, and other valuable and confidential information, which is not generally known to the public (the "Confidential Information"). The parties acknowledge that unauthorized disclosure or misuse of the Confidential Information may cause irreparable damage to BEI and the Business subsequent to the closing of the transactions contemplated by the Purchase Agreement. The parties also agree that covenants by Seller not to make unauthorized disclosures of the Confidential Information are essential to the growth and stability of the Business. Accordingly, Seller agrees that it shall not use or disclose any Confidential Information obtained by it in the course of its past connection with the Business, and Seller further agrees that it shall not use or disclose any Confidential Information obtained by it in the course of any future connection it has with BEI or the Business.

      3. EQUITABLE REMEDIES. Seller (a) acknowledges that the failure of Seller to comply with any provision of Section 1 or 2 of this Agreement will cause WGL irrevocable harm and that a remedy at law for such failure would be an inadequate



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remedy for WGL and (b) consents to WGL's obtaining from a court having jurisdiction specific performance, an injunction, a restraining order or any other equitable relief in order to enforce such compliance. WGL's right to obtain such equitable relief shall be in addition to any other remedy to which WGL is entitled under applicable law (including, but not limited to monetary damages).

      4. ATTORNEYS' FEES. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled.

      5. GOVERNING LAW. This Agreement shall be construed under and in accordance with the laws of the State of New York.

      6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

      7. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                    WILSON GREATBATCH TECHNOLOGIES, INC.


                                    By: /s/ EDWARD F. VOBORIL
                                        ----------------------------------
                                        Edward F. Voboril, President


                                    HITACHI MAXELL, LTD.


                                    By: /s/ HIRONORI ITAZU
                                        ----------------------------------
                                        Hironori Itazu, Board Director
                                        Under Power of Attorney
                                        dated June 21, 2000




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